INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective amendment No. 5 to Registration Statement No. 333-14887 of Oppenheimer Real Asset Fund on Form N-1A of our report dated September 22, 1999, appearing in the Statement of Additional
Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Denver, Colorado
December 27, 1999